UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	May 2, 2008
COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
900 Ligonier Street, Latrobe, PA		15650
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 724-539-3501

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2008, Commercial National Financial Corporation ("Commercial National"), entered into a Stock Purchase Agreement with all of the shareholders of Ridge Properties, Inc., a Pennsylvania corporation, for the purchase of all of the shares of Ridge Properties, Inc.  The shareholders of Ridge Properties, Inc. are Louis A. Steiner, Barbara J. Steiner, Sarah S. Shirey, Barbara S. Holmes, Louis T. Steiner, Dorothy S. Hunter, Commercial Bank & Trust of Pa (Trustee of the Grant E. Hunter Credit Shelter Trust), Gregg E. Hunter and Grant W. Hunter.

Two of the selling shareholders are part of the management of Commercial National.  Gregg E. Hunter is the chief executive officer and a director of Commercial National.  He is also the president, a director and a 10% shareholder of Ridge Properties, Inc.  Dorothy S. Hunter is a director of Commercial National.  She is also a director and 24% shareholder of Ridge Properties, Inc.

The only assets of Ridge Properties, Inc. consist of 131,760 shares of Commercial National's common stock and sufficient cash to pay the estimated tax liabilities of Ridge Properties for the period from July 1, 2007, through the closing date of the stock purchase.  Commercial National will pay $1,317,600 for all of the Ridge Properties, Inc. shares.  Commercial National will pay 90% of the purchase price at the closing in immediately available funds and will deposit the rest of the purchase price into escrow for a year as security for payment of any undisclosed pre-closing taxes and other liabilities.  The sellers warrant in the Stock Purchase Agreement that, except for current taxes, which will be estimated at an agreed upon amount and paid after the closing with the cash remaining in Ridge Properties, Ridge Properties is subject to no liabilities.

After the completion of the share purchase, the 131,760 shares of Commercial National's common stock that are owned by Ridge Properties, Inc. will continue to be held by Ridge Properties.  For financial reporting purposes and for federal tax purposes, Ridge Properties will be treated as a part of Commercial National's consolidated group, and for financial reporting purposes the shares of Commercial National owned by Ridge Properties will be treated as treasury shares.

Commercial National has strictly complied with its conflicts-of-interest policies during the consideration and negotiation of this purchase.  Neither Gregg E. Hunter nor Dorothy S. Hunter participated in any of Commercial National's deliberations or decisions concerning the transaction.  All such deliberations and decisions were made by the convened independent members of the Board of Directors of Commercial National.  At no time did either of the Hunters address the independent board or otherwise attempt to influence the independent board related to these matters.  The Hunters were represented by separate counsel.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial National Financial Corporation
(Registrant)

Date: May 5, 2008	/s/	Gregg E. Hunter
Gregg E. Hunter
President and Chief Executive Officer